UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2021

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2021, the Company held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect three Class II directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified; (2) to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers for fiscal 2020 (“say-on-pay”); and (3) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 2, 2022.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s Proxy Statement.

Proposal 1: Election of the three Class II directors listed below to serve for a three-year term expiring at the Company’s 2024 annual meeting of stockholders.  Each director nominee was duly elected.

Nominee	For	Withheld	Broker Non-Votes
Joseph Fortunato	91,934,700	849,362	9,227,834
Lawrence P. Molloy	90,224,849	2,559,213	9,227,834
Joseph D. O’Leary	85,736,289	7,047,773	9,227,834

Proposal 2: Advisory vote on the compensation paid to the Company’s named executive officers for fiscal 2020. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
84,090,676	8,419,135	274,251	9,227,834

Proposal 3: Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2021 fiscal year.  This proposal was approved.

For	Against	Abstain	Broker Non-Votes
101,349,065	579,914	82,917	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: May 28, 2021	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary